PRESS RELEASE November 12, 2012	For Immediate Release Contact: Shannon Zimmerman Chief Executive Officer/Chief Financial Officer email: szimmerman@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Third Quarter 2012

Financial Results

RIVER FALLS, WI- November 12, 2012- Sajan, Inc., (SAJA.OB) a provider of global language services and translation management software, today reported financial results for the three and nine months ended September 30, 2012.

Revenues for the quarter ended September 30, 2012 were $5.2 million, which represented approximately the same revenue as the quarter ended September 30, 2011. The Company reported a net loss for the third quarter of 2012 of $43,000, or $0.00 per share, compared to net loss of $142,000 or $0.01 per share for the same quarter last year. Financial results included non-cash expense related to stock options of $17,000 in the three months ended September 30, 2012 compared to $54,000 in the three months ended September 30, 2011.

Revenues for the nine months ended September 30, 2012 were $15.3 million, which represented a decrease of 3% from revenues for the same period in 2011 of $15.8 million. Net loss for the nine months ended September 30, 2012 was $1,000,000, or $0.06 per share, compared to net loss of $160,000 or $0.01 per share for the same period last year. Financial results for the nine month periods included non-cash expense related to stock options of $122,000 in the nine months ended September 30, 2012 compared to $183,000 in the nine months ended September 30, 2011.

In January 2012 the Company closed its software development facility in India and restructured its research and development operations at its headquarters with a focus on developing software enhancements that are expected to improve internal operational efficiency. In the third quarter of fiscal 2012 the Company capitalized $139,000 of software development costs related to these system enhancements. No software development costs were capitalized in the prior year comparable period. The Company expects to complete this system enhancement program early in 2013 and realize operational efficiency improvements thereafter.

Adjusted EBITDA improved in the third quarter of 2012 as compared to both the third quarter of 2011 and on a sequential basis. For the quarter ended September 30, 2012 Adjusted EBITDA was $216,000, which represented a 104% increase from Adjusted EBITDA in the third quarter of 2011 of $106,000.  Adjusted EBITDA for the three months ended September 30, 2012 was 167% higher than Adjusted EBITDA for the three months ended June 30, 2012 of $81,000. See the Non-GAAP Financial Measures section below for a detail definition of Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Net loss	$(43,000)	$(141,000)	$(1,013,000)	$(159,000)
Interest expense	23,000	19,000	70,000	54,000
Income taxes	34,000	-	34,000	-
Depreciation and amortization	185,000	174,000	589,000	553,000
Stock-based compensation	17,000	54,000	122,000	183,000
Adjusted EBITDA	$216,000	$106,000	$(198,000)	$631,000

“The current year started with an off quarter, but our performance has progressively improved during the year as we have improved our Adjusted EBITDA each quarter since. We plan to build on this positive momentum during the fourth quarter of 2012,” noted Sajan CEO, Shannon Zimmerman.

Conference Call Details

The company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on November 12, 2012. The company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 5:30 p.m. CT on November 19, 2012 by dialing 1-888-566-0465.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market.  The foundation of our solution is our industry leading language translation management system technology – GCMSTM  – which provides process automation and innovative multilingual content reuse to provide schedule predictability, higher quality and cost efficiencies to our clients. By working closely with our clients, Sajan’s experienced team of localization professionals develop tailored solutions which provide flexibility to any large or small business who truly desire to “think globally, but act locally.” Based out of the United States, we also have offices in Ireland, Spain and Singapore. Sajan is publicly traded under the symbol SAJA. Learn more about Sajan at www.sajan.com.

Non-GAAP Financial Measure

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company's press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 30, 2012, under the heading "Item 1A. Risk Factors".  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues	$5,155,120	$5,185,758	$15,331,619	$15,816,444
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	3,303,260	3,053,872	9,947,087	9,350,483
Sales and marketing	571,371	647,477	1,814,143	1,908,708
Research and development	182,517	443,608	948,323	1,235,749
General and administrative	893,267	986,425	2,843,486	2,890,473
Loss on subsidiary closure	-	-	80,113	-
Depreciation and amortization	184,846	173,746	589,081	552,953
Income (loss) from Operations	19,859	(119,370)	(890,614)	(121,922)
Other income (expense), net	(29,074)	(21,797)	(88,886)	(36,619)
Loss before income taxes	(9,215)	(141,167)	(979,500)	(158,541)
Income tax expense	33,575	-	33,575	-
Net loss	$(42,790)	$(141,167)	$(1,013,075)	$(158,541)
Loss per common share – basic & diluted	$(0.00)	$(0.01)	$(0.06)	$(0.01)
Weighted average shares outstanding – basic & diluted	16,185,804	16,027,799	16,183,600	16,019,386

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	30-Sept-12 (Unaudited)	31-Dec-11
Assets
Current assets
Cash and cash equivalents	$660,702	$1,763,249
Accounts receivables, net of allowance of $15,000	3,144,274	3,501,898
Other current assets	1,656,871	1,293,591
Total current assets	5,461,847	6,558,738
Property and equipment, net	853,669	758,440
Other assets, net	785,719	1,100,614
Total assets	$7,101,235	$8,417,792
Liabilities and Stockholders' Equity
Current liabilities
Payables	$2,568,521	$2,507,490
Other current liabilities	1,621,789	2,116,333
Total current liabilities	4,190,310	4,623,823
Long-term liabilities	765,805	788,528
Total liabilities	4,956,115	5,412,351
Stockholders' equity	2,145,120	3,005,441
Total liabilities and stockholders' equity	$7,101,235	$8,417,792

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